Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-239912) pertaining to the 2016 Stock Option and Grant Plan, 2020 Stock Option and Incentive Plan, and 2020 Employee Stock Purchase Plan of Relay Therapeutics, Inc.,
(2)
Registration Statements (Form S-8 No. 333-254704, No. 333-262974, No. 333-269959, No. 333-277278 and No. 333-285281) pertaining to the 2020 Stock Option and Incentive Plan and 2020 Employee Stock Purchase Plan of Relay Therapeutics, Inc., and
(3)
Registration Statements (Form S-3ASR No. 333-258768 and No. 333-281308) of Relay Therapeutics, Inc.;

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Relay Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Relay Therapeutics, Inc. included in this Annual Report (Form 10-K) of Relay Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2026